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                                                     Filed under Rule 424(b)(3)
                                                     File No. 333-63153


SUPPLEMENT NO. 7 TO PROSPECTUS DATED SEPTEMBER 21, 1998
(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                         PACCAR FINANCIAL CORP.

                         MEDIUM-TERM NOTES, SERIES I

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

PRINCIPAL AMOUNT:             $45,000,000
ORIGINAL ISSUE DATE:          2/8/99
MATURITY DATE:                2/8/00
INITIAL INTEREST RATE:        To be Determined
INTEREST RATE INDEX:          3-Month LIBOR
SPREAD:                       Minus 10.5 Basis Points
INDEX SOURCE:                 Telerate page 3750
INDEX RESET FREQUENCY:        Quarterly on the 8th
INTEREST PAYMENT PERIOD:      Quarterly
INTEREST PAYMENT DATES:       Quarterly on the 8th Subject to Modified Business
                              Day Convention as Defined by ISDA
ISSUE PRICE:                  100.00%
PROCEEDS TO COMPANY:          $45,000,000
UNDERWRITERS DISCOUNT:        0.00%
DAY COUNT CONVENTION:         Actual/360


FORM OF NOTE (CHECK ONE):     Book-Entry               [X]

                              Certificate              [ ]


AGENT/UNDERWRITER:            Morgan Stanley & Co. Incorporated


DATED: FEBRUARY 3, 1999
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The Underwriter, Morgan Stanley & Co. Incorporated, has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.